EXHIBIT 99.1

Contact:    Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Reports
Fourth Quarter and Year End 2016 Results

IRVINE, Calif. (March 6, 2017) – Griffin-American Healthcare REIT IV, Inc. today announced operating results for the company’s fourth quarter and year ended December 31, 2016.

“It was a landmark year for Griffin-American Healthcare REIT IV in 2016, during which we launched our $3 billion initial public offering and began the construction of what we expect will be a portfolio of diversified healthcare real estate,” said Jeff Hanson, chairman and chief executive officer. “As always, our focus remains on building and managing one of the best healthcare REITs in the country that provides its investors with superior long-term financial performance.”

Chief financial officer Brian Peay added, “We began the construction of our portfolio in June 2016 with the acquisition of a medical office building near Sacramento, California. By the end of the year, we acquired a portfolio valued at approximately $140 million1 consisting of approximately 623,000 square feet of gross leasable area.”

2016 Highlights and Recent Accomplishments

•	On Feb. 16, 2016, Griffin-American Healthcare REIT IV’s $3 billion initial public offering was declared effective by the U.S. Securities and Exchange Commission.

•
On Feb. 29, 2016, the three founding principals of American Healthcare Investors, LLC, the co-sponsor of Griffin-American Healthcare REIT IV, along with three executive vice presidents of American Healthcare Investors, entered into irrevocable stock purchase plans under which the three principals agreed to invest 100 percent of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into shares of Griffin-American Healthcare REIT IV’s Class T common stock, and the executive vice presidents of American Healthcare Investors agreed to invest up to 15 percent of their net after-tax base salary or their net after-tax base salary and cash bonus compensation into shares of the REIT’s Class T common stock. The executive stock purchase plans terminated on Dec. 31, 2016. However, similar plans for the purchase of Griffin-American Healthcare REIT IV’s Class I common stock were entered into at the beginning of 2017, and the participating executives have indicated that they will continue to enter into similar plans on an annual basis until the close of the offering.

•
On April 13, 2016, the company’s board of directors authorized a daily distribution of $0.001643836 per Class T share, which is equal to $0.60 per Class T share annualized, to be paid to the REIT’s Class T stockholders of record for the period from May 1, 2016 to June 30, 2016, and such daily distribution has been consistently authorized on a quarterly basis through March 31, 2017. On June 28, 2016, the board authorized the same daily distribution be paid to the REIT’s Class I stockholders commencing on the date the first Class I shares were sold and ending on Sept. 30, 2016. The board has also consistently authorized the same daily distribution for Class I shares on a quarterly basis through March 31, 2017.

•
On Aug. 25, 2016, the company secured a $100 million revolving line of credit expandable to up to $200 million with Bank of America, N.A., KeyBank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets.

•
As of Dec. 31, 2016, the company’s property portfolio achieved a leased percentage of 91.3 percent and weighted average remaining lease term of 7.8 years, while portfolio leverage[2] was 26.5 percent. The weighted average portfolio capitalization rate[3] was 6.9 percent.

•
Modified funds from operations, as defined by the Investment Program Association, or the IPA, attributable to controlling interest, or MFFO, equaled approximately $287,000 for the year ended Dec. 31, 2016. For the fourth quarter ended Dec. 31, 2016, MFFO equaled approximately $884,000. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled approximately $(4.2) million for the year ended Dec. 31, 2016. For the fourth quarter ended Dec. 31, 2016, FFO equaled approximately $(1.4) million. Negative FFO is due largely to the significant acquisition-related expenses incurred during the fourth quarter and for the year. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•
Net operating income, or NOI, totaled approximately $2.3 million for the year ended Dec. 31, 2016. For the fourth quarter ended Dec. 31, 2016, NOI totaled approximately $2.0 million. Net loss for the year ended Dec. 31, 2016 was approximately $5.5 million, with net loss for the fourth quarter ended Dec. 31, 2016 totaling approximately $2.6 million, due largely to expensing acquisition-related expenses in connection with the purchase of our properties, as well as depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net loss.)

[1]	Based on aggregate contract purchase price as of Dec. 31, 2016.

[2]	Total debt divided by total assets.

[3]
The estimated portfolio capitalization rate is based on each property’s net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for those twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid.

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 and 2015

	December 31,
	2016	2015
ASSETS
Real estate investments, net	$117,942,000	$—
Cash and cash equivalents	2,237,000	202,000
Accounts and other receivables	1,299,000	—
Real estate deposit	200,000	—
Identified intangible assets, net	19,673,000	—
Other assets, net	1,407,000	—
Total assets	$142,758,000	$202,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Liabilities:
Mortgage loan payable, net	$3,965,000	$—
Line of Credit	33,900,000	—
Accounts payable and accrued liabilities	5,426,000	—
Accounts payable due to affiliates	5,531,000	—
Identified intangible liabilities, net	1,063,000	—
Security deposits and prepaid rent	616,000	—
Total liabilities	50,501,000	—

Commitments and contingencies

Redeemable noncontrolling interest	2,000	—

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Class T common stock, $0.01 par value per share; 900,000,000 shares authorized; 11,000,433 and 20,833 shares issued and outstanding as of December 31, 2016 and 2015, respectively	110,000	—
Class I common stock, $0.01 par value per share; 100,000,000 shares authorized; 377,006 and 0 shares issued and outstanding as of December 31, 2016 and 2015, respectively	4,000	—
Additional paid-in capital	99,492,000	200,000
Accumulated deficit	(7,351,000)	—
Total stockholders’ equity	92,255,000	200,000
Noncontrolling interest	—	2,000
Total equity	92,255,000	202,000
Total liabilities, redeemable noncontrolling interest and equity	$142,758,000	$202,000

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2016 and for the Period from
January 23, 2015 (Date of Inception) through December 31, 2015

	Year Ended	Period from January 23, 2015 (Date of Inception) through
	December 31, 2016	December 31, 2015
Revenue:
Real estate revenue	$3,156,000	$—
Expenses:
Rental expenses	898,000	—
General and administrative	1,221,000	—
Acquisition related expenses	4,745,000	—
Depreciation and amortization	1,252,000	—
Total expenses	8,116,000	—
Loss from operations	(4,960,000)	—
Interest expense (including amortization of deferred financing costs and debt premium)	(514,000)	—
Net loss	(5,474,000)	—
Less: net loss attributable to redeemable noncontrolling interest	—	—
Net loss attributable to controlling interest	$(5,474,000)	$—
Net loss per Class T and Class I common share attributable to controlling interest — basic and diluted	$(1.75)	$—
Weighted average number of Class T and Class I common shares outstanding — basic and diluted	3,131,466	20,833

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
NET OPERATING INCOME RECONCILIATION
For the Three Months and Year Ended December 31, 2016

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization and interest expense. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore, if there is no further cash on hand from the proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.

We believe that net operating income is an appropriate supplemental performance measure to reflect the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the three months and year ended December 31, 2016:

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Net loss	$(2,619,000)	$(5,474,000)
General and administrative	496,000	1,221,000
Acquisition related expenses	2,518,000	4,745,000
Depreciation and amortization	1,188,000	1,252,000
Interest expense	458,000	514,000
Net operating income	$2,041,000	$2,258,000

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.
FFO AND MFFO RECONCILIATION
For the Three Months and Year Ended December 31, 2016

Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, a non-GAAP measure, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. The use of funds from operations is recommended by the REIT industry as a supplemental performance measure, and our management uses FFO to evaluate our performance over time. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on funds from operations approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines funds from operations as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations. Our FFO calculation complies with NAREIT’s policy described above. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. Testing for an impairment of an asset is a continuous process and is analyzed on a quarterly basis. If certain impairment indications exist in an asset, and if the asset’s carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a further understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).

However, FFO and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental performance measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental performance measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect modified funds from operations on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above- and below-market leases, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interest. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months and year ended December 31, 2016. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate- related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds from borrowings available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long- term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate funds from operations and modified funds from operations the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months and year ended December 31, 2016:

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Net loss	$(2,619,000)	$(5,474,000)
Add:
Depreciation and amortization — consolidated properties	1,188,000	1,252,000
Less:
Net loss attributable to redeemable noncontrolling interest	—	—
FFO attributable to controlling interest	$(1,431,000)	$(4,222,000)

Acquisition related expenses(1)	$2,518,000	$4,745,000
Amortization of above- and below-market leases(2)	(29,000)	(29,000)
Change in deferred rent receivables(3)	(174,000)	(207,000)
Adjustments for redeemable noncontrolling interest(4)	—	—
MFFO attributable to controlling interest	$884,000	$287,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	8,450,304	3,131,466
Net loss per Class T and Class I common share — basic and diluted	$(0.31)	$(1.75)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$(0.17)	$(1.35)
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$0.10	$0.09
_______

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interest’s share of the adjustments described in Notes (1) – (3) to convert our FFO to MFFO.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV, Inc. intends to elect to be taxed as a REIT for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT thereafter. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 29 million-square-foot portfolio valued at more than $8.1 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of December 31, 2016, this international portfolio includes more than 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $41 billion in aggregate acquisition and disposition transactions, approximately $15 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a privately-held, Los Angeles headquartered investment and asset management company with a 21-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives with more than two decades of real estate experience who have collectively closed transactions representing over $22 billion in value, Griffin Capital and its affiliates have acquired or constructed approximately 58.4 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 42 million square feet of space, located in 30 states and the United Kingdom, representing approximately $7.3* billion in asset value, based on purchase price, as of December 31, 2016. Additional information about Griffin Capital is available at www.griffincapital.com.

*Includes the property information related to interests held in certain joint ventures.

This release contains certain forward-looking statements with respect to the success of our company, the projected value and growth of our portfolio, the type and quality of our real estate investments, our ability to pursue our strategic plan, our long-term financial performance, our executives intent to enter stock purchase plans on an annual basis and our ability to achieve our investment objectives. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; uncertainties relating to the strength and financial condition of our current and future real estate investments and their tenants; uncertainties relating to the medical needs and local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.